UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2015

McGRAW HILL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-1023 (Commission File Number)	13-1026995 (I.R.S. Employer Identification No.)

55 Water Street, New York, New York 10041

(Address of principal executive offices) (Zip Code)

(212) 438-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 1, 2015 (the “Closing Date”), McGraw Hill Financial, Inc. (“MHFI” or the “Company”) completed its acquisition of SNL Financial LC (“SNL Financial”) pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 24, 2015, with Venus Sub LLC, a wholly owned subsidiary of MHFI (“Merger Sub”), SNL Financial and New Mountain Partners III (AIV-C), L.P., solely in its capacity as the representative for SNL Financials unitholders. Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into SNL Financial (the “Merger”), with SNL Financial continuing as the surviving entity and a wholly owned subsidiary of the Company.

The aggregate consideration paid by the Company in respect of all outstanding units and options of SNL Financial consisted of approximately $2.225 billion in cash, which is subject to post-closing adjustment.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

(b)	Pro Forma Financial Information.

The financial statements and pro forma financial information required to be filed under Item 9.01 of this Current Report on Form 8-K will be filed by amendment to this Current Report on Form 8-K no later than 75 days after the Closing Date.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of July 24, 2015, by and among McGraw Hill Financial, Inc., Venus Sub LLC, SNL Financial LC and New Mountain Partners III (AIV-C), L.P., solely as the Unitholders’ Representative (filed as Exhibit 2.1 to the Current Report on Form 8-K filed by MHFI on July 29, 2015 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 1, 2015

By:	/s/ Scott L. Bennett
Name:	Scott L. Bennett
Title:	Senior Vice President, Secretary and Associate General Counsel

[Signature Page to Closing 8-K]

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 24, 2015, by and among McGraw Hill Financial, Inc., Venus Sub LLC, SNL Financial LC and New Mountain Partners III (AIV-C), L.P., solely as the Unitholders’ Representative (filed as Exhibit 2.1 to the Current Report on Form 8-K filed by MHFI on July 29, 2015 and incorporated herein by reference).